Exhibit 99.1

Stanley Black & Decker Reports 3Q 2015 Results

New Britain, Connecticut, October 22, 2015 … Stanley Black & Decker (NYSE: SWK) today announced third quarter 2015 financial results.

•	3Q’15 Revenues Totaled $2.8 Billion, As Strong Organic Growth Of 6% Was More Than Offset By 8% Currency Impact

•	3Q’15 Operating Margin Rate Expanded 70 Basis Points To A Post-Merger Record 14.8% Despite $70 Million Of Currency Headwinds

•	3Q’15 Diluted GAAP EPS Was $1.55 Up 1% From 3Q’14 As Strong Operational Performance More Than Offset Tax And Restructuring Headwinds

•	Raising 2015 Full Year GAAP EPS Guidance Range To $5.80 To $5.95, From $5.70 To $5.90, Up 8% To 11% Versus 2014

3Q’15 Key Points:

•	Net sales for the period were $2.8 billion, down 2% versus prior year, as positive volume (+5%) and price (+1%) were more than offset by currency (-8%).

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Gross margin rate for the quarter was 36.3%, down slightly from the prior year rate of 36.4% as favorable volume leverage, price, productivity, cost actions and commodity deflation substantially offset unfavorable currency.

•	SG&A expenses were 21.5% of sales compared to 22.3% in 3Q’14 reflecting volume leverage and cost control.

•	Operating margin rate was 14.8% compared to 14.1% in 3Q’14, as actions to improve profitability and generate solid operating leverage more than offset significant unfavorable currency.

•	Restructuring charges for the quarter were $14.0 million compared to a restructuring credit of $0.2 million in 3Q’14.

Exhibit 99.1

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Tax rate was 24.5% compared to the 3Q’14 rate of 19.1% as a result of higher U.S. vs. foreign earnings in the third quarter of 2015 compared to the prior year and the impact of statutory expirations on certain foreign tax positions in last year’s third quarter.

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Average diluted shares outstanding for the quarter were 150.8 million versus 160.6 million a year ago, reflecting the cumulative impact of our recent share repurchase actions including approximately $200 million of opportunistic share repurchases during the quarter capitalizing on recent equity market declines.

•	Working capital turns for the quarter were 6.4 compared to 6.5 for 3Q’14. Free cash flow for the quarter was $171 million versus $189 million for 3Q’14.

Stanley Black & Decker’s Chairman and CEO, John F. Lundgren, commented, “We achieved continued share gains across much of the portfolio in the third quarter and remain on track to deliver strong organic growth for the year. This organic growth momentum, combined with a sharp focus on cost management and price realization, positions us to deliver meaningful margin expansion and 8-11% EPS growth in 2015 despite severe currency pressure and volatile economic conditions in a number of our markets.

“We continue to leverage our world-class franchises and brands to deliver substantial organic growth and margin expansion, while generating strong free cash flow and maintaining a shareholder friendly capital allocation approach. Although market conditions remain challenging in the near-term, we are confident that our agile leadership team, focus on execution and robust pipeline of innovative new products will enable us to continue our strong performance trend.”

Exhibit 99.1

3Q’15 Segment Results

($ in M)	3Q’15 Segment Results
	Sales	Profit	Profit Rate

Tools & Storage	$1,838	$307.8	16.7%

Security	$512	$60.8	11.9%

Industrial	$479	$85.4	17.8%

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Tools & Storage net sales increased 2% versus 3Q’14 as volume (+8%) and price (+1%), more than offset unfavorable currency (-7%). Organic growth remained strong across all regions with North America +11%, Europe +7% and the emerging markets +6%. Share gains from innovative new products and brand extensions combined with a healthy underlying U.S. tool market continued to fuel growth in North America despite softness in Canada and industrial channels. Europe continued its above-market organic growth performance due to share gains from new products combined with leveraging an expanded retail footprint and solid commercial momentum in what remains a muted market. The continued roll out of our mid-price-point product offerings along with pricing actions fueled solid organic growth within the emerging markets, most notably in Latin America and portions of Asia, despite continuing pressure in Russia and China. Overall Tools & Storage segment profit rate was 16.7%, up from the 3Q’14 rate of 15.7%, as volume leverage, price, productivity, cost management and lower commodity prices more than offset significant currency pressures.

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Security net sales decreased 8% versus 3Q’14 as price (+1%) was more than offset by lower volumes (-2%) and currency (-7%). Positive momentum accelerated in Europe with organic growth of 4% led by higher installation revenues and broad-based growth throughout the region. Europe’s order rates remained strong, up double-digits for the quarter, with recurring revenue attrition contained within the target range of 10-12%. Organic revenues within North America were flat as growth across the mechanical businesses was offset by lower volumes within the electronics business. Emerging markets organic revenues were lower due primarily to slowing market conditions in China. Overall Security segment profit rate was 11.9%, up 150 basis points from the 2Q’15 rate and 30 basis points lower than prior year. The sequential

Exhibit 99.1

improvement in the rate reflects continued margin expansion within Europe and improved operating performance across the North America businesses.

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Industrial net sales decreased 7% versus 3Q’14 as price (+1%) was more than offset by lower volumes (-1%) and currency (-7%). Engineered Fastening achieved 3% organic growth as strong global automotive and electronics revenues more than offset weaker industrial volumes. As expected, Infrastructure organic revenues decreased 10% due to lower Oil & Gas volumes resulting from delayed or suspended onshore pipeline construction and reduced offshore activity, as well as lower Hydraulic Tools volume due to difficult scrap steel market conditions. Overall Industrial segment profit rate was 17.8%, up from the 3Q’14 rate of 17.7%, as favorable volume leverage from Engineered Fastening, productivity gains and cost control more than offset the impacts of currency and lower Infrastructure volumes.

President and Chief Operating Officer, James M. Loree, commented, “Our results for the quarter, in which we again generated organic growth at the high end of expectations, demonstrate that our commitment to delivering sustained, above-market organic growth is taking root. The Tools & Storage team delivered impressive organic growth of 9% overcoming tough comparables and a weaker industrial end market. Strength within Engineered Fastening’s automotive and electronics markets was noteworthy as was our growth within the emerging markets where we are navigating through a volatile and challenging end market backdrop. The Company’s operating margin performance for the quarter was also a highlight and another post-merger record.

“Security showed stable organic revenue with impressive strength in Europe, strong order rate trends, and sequential margin improvement - all encouraging signs that this business is on a solid improvement track. The commercial actions we have taken to drive growth in both North America and Europe are beginning to manifest themselves in order rates and backlog while efforts to improve Security’s field efficiency and cost structure continue to progress.”

Updated 2015 Outlook

Donald Allan Jr., Senior Vice President and CFO, commented, “We are raising the range of our 2015 EPS outlook to $5.80 to $5.95 from $5.70 to $5.90 on a GAAP basis and expect our free cash flow for 2015 to approach $1 billion reflecting the impact of strong organic growth on our working capital levels. Our revised 2015 EPS outlook reflects the impacts of a stronger operational performance combined with incremental commodity deflation which are expected to more than offset a

Exhibit 99.1

slower growth outlook for the industrial portions of our businesses and slightly higher currency headwinds, now estimated to be closer to the high end of our prior range of $200 to $220 million.

“We continue to be encouraged by our operating results in 2015, most notably our organic growth and expanding margins despite dynamic market conditions in various geographies. We will maintain our operational agility in 2016 as we expect to face continued currency headwinds of approximately $100 million for the year. As always, we will seek to identify cost, commodity deflation and pricing opportunities to partially mitigate this impact and allow us to demonstrate reasonable earnings growth in 2016.”

The Company will host a conference call with investors today, October 22, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 49376260. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 49376260. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Contact:     Greg Waybright
Vice President, Investor & Government Relations
greg.waybright@sbdinc.com
(860) 827-3833

Exhibit 99.1

These results reflect the Company’s continuing operations. In 4Q’14, the Company classified the results of the Security segment’s Spain and Italy operations as held for sale based on management’s intention to sell these operations. In July 2015, the Company completed the sale of these operations. The operating results of Security Spain and Italy have been reported as discontinued operations for 3Q’15 through the date of the sale and 3Q’14. In 3Q’13, the Company classified two small businesses within the Security and Industrial segments as held for sale based on management's intention to sell these businesses; these businesses were sold during 2014. The operating results of these businesses have been reported as discontinued operations for 3Q’14. Total sales reported as discontinued operations were $3.9 million and $28.4 million for 3Q’15 and 3Q’14, respectively.

In the first quarter of 2015, the Company combined the Construction & Do-It-Yourself ("CDIY") business with certain complementary elements of the Industrial and Automotive Repair ("IAR") and Healthcare businesses (formerly part of the Industrial and Security segments, respectively) to form one Tools & Storage business. As a result of this change, the legacy CDIY segment was renamed Tools & Storage. The Company recast segment net sales and profit for 3Q’14 to align with this change in organizational structure. There is no impact to the consolidated financial statements of the Company as a result of this change.

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized free cash flow, as reconciled from the associated GAAP measures on page 10 for 3Q’15 and 3Q’14 is considered a meaningful pro forma metric to aid the understanding of the Company’s cash flow performance aside from the material impact of M&A-related payments and charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2015 EPS of $5.80 - $5.95 on a GAAP basis (including $50 million or $0.25 EPS in restructuring charges); (ii) generate free cash flow approaching $1.0 billion for 2015; (iii) achieve meaningful margin expansion and 8-11% EPS growth in 2015; and (iv) maintain its operational agility and demonstrate reasonable earnings growth in 2016 (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to deliver sufficient working capital turns expansion to achieve free cash flow approaching $1 billion for 2015; (ii) the Company’s ability to deliver organic growth of approximately 6% in 2015; (iii) the Company’s ability to successfully execute upon indirect cost actions and to benefit from pricing opportunities and commodity deflation; (iv) foreign exchange headwinds being at the higher end of the $200-$220 million range at the end of 2015 and approximately $100 million in 2016; (v) the Company’s ability to achieve a tax rate relatively consistent with the 2014 tax rate; (vi) the Company’s ability to limit restructuring charges to approximately $50 million in 2015: (vii) successful integration of existing businesses and formation of new business platforms; (viii) the continued acceptance of technologies used in the Company’s products and services; (ix) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (x) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xi) the proceeds realized with respect to any business or product line disposals; (xii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xiv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xv) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xvii) the Company’s ability to obtain favorable settlement of tax audits; (xviii) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible, including realizing tax credit carry forward amounts within the allowable carry forward periods; (xix) the continued ability of the Company to access credit markets under satisfactory terms; (xx) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; (xxi) the Company’s ability to successfully develop, market and achieve sales from new products and services; and (xxii) the availability of cash to repurchase shares when conditions are right.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.